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                                                                    EXHIBIT 16.1


                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

March 28, 2001

Dear Sir/Madam:

We have read the first three paragraphs of Item 4 included in the Form 8-K/A dated March 28, 2001 of Thoratec Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP